UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): October 14, 2015

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Accounting Officer

On October 14, 2015, J. Tracy Mey resigned from Centrus Energy Corp. (the "Company") and his position as Vice President and Chief Accounting Officer, effective October 30, 2015.

Appointment of Principal Accounting Officer

On October 14, 2015, John C. Dorrian, 51, was appointed as the Company's Controller and Chief Accounting Officer, effective October 30, 2015. Mr. Dorrian, who has been with the Company for over 20 years, has served as the Company's Assistant Controller since 1999. Mr. Dorrian has extensive experience in financial reporting, SEC compliance and accounting operations. Mr. Dorrian is a Certified Public Accountant who received his MBA in Finance from The Johns Hopkins University and BS in Accounting from Marquette University.

There are no arrangements or understandings between Mr. Dorrian and any other persons pursuant to which he was selected as Controller and Chief Accounting Officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Dorrian has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as Controller and Chief Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	October 16, 2015	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer